Exhibit 10.119

TIAA BANK

301 W. Bay Street

Jacksonville, FL 32202

Caliber Home Loans, Inc.

1525 South Belt Line Road

Coppell, Texas 75019

Attention: Glenn Minkoff

Re:	First Amendment to Repurchase Agreement (“First Amendment”).

This First Amendment is made this 23rd day of December, 2020 (the “Amendment Effective Date”), to that certain Master Repurchase Agreement, dated as of September 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), in each case by and between Caliber Home Loans, Inc. (“Seller”), and TIAA, FSB (“Buyer”). The Repurchase Agreement, the Pricing Letter and all amendments thereto are hereinafter collectively referred to as the “Agreement.”

WHEREAS, Seller and Buyer desire to amend the Repurchase Agreement as set forth herein.

NOW THEREFORE, in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed between Seller and Buyer as follows:

SECTION 1. Amendment of the Repurchase Agreement. The Repurchase Agreement is hereby amended as follows:

(a) The words “a Default” in Section 5(b) of the Repurchase Agreement is replaced with the words “an Event of Default”

(b) The words “the Agencies” are hereby inserted into Section 30(a) of the Repurchase Agreement immediately prior to the words “legal counsel”.

Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 2. Fees. There are no fees due and owing in connection with this First Amendment.

SECTION 3. Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this First Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 5. GOVERNING LAW. THIS REPURCHASE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUND ER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6. Representations. In order to induce Buyer to execute and deliver this First Amendment, Seller hereby represents to Buyer that as of the date hereof, except as otherwise expressly waived by Buyer in writing, Seller is in full compliance with all of the terms and conditions of the Agreement including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 7. Counterparts. This First Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

IN WITNESS WHEREOF, Seller and Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized, as of the date first above written.

TIAA, FSB, formerly known as EVERBANK, as Buyer

By:	/s/ Paul Chmielinski
	Name:	Paul Chmielinski
	Title:	Senior Vice President

CALIBER HOME LOANS, INC., as Seller

By:	/s/ William Dellal
	Name:	William Dellal
	Title:	President

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